Exhibit 99.1

FOR IMMEDIATE RELEASE

Lam Research Corporation Contacts:

Shanye Hudson, Investor Relations, phone: 510-572-4589, e-mail: shanye.hudson@lamresearch.com

Lam Research Corporation Reports Financial Results for the Quarter Ended March 30, 2014

FREMONT, Calif., April 23, 2014—Lam Research Corp. (NASDAQ: LRCX) today announced financial results for the quarter ended March 30, 2014.

Highlights for the March 2014 quarter were as follows:

•	Shipments of $1,264 million, up 11% from the prior quarter

•	Revenue of $1,227 million, up 10% from the prior quarter

•	GAAP gross margin of 43.2%, GAAP operating margin of 15.6% and GAAP diluted EPS of $0.96

•	Non-GAAP gross margin of 45.5%, non-GAAP operating margin of 20.2%, and non-GAAP diluted EPS of $1.26

Lam Research Corporation

Financial Highlights for the Quarters Ended March 30, 2014 and December 29, 2013

(in thousands, except per share data and percentages)

U.S. GAAP
	March 2014	December 2013	Change Q/Q
Revenue	$1,227,392	$1,116,061	+10%
Gross margin as percentage of revenue	43.2%	43.7%	-50 bps
Operating margin as percentage of revenue	15.6%	14.7%	+90 bps
Diluted EPS	$0.96	$0.87	+10%

Non-GAAP
	March 2014	December 2013	Change Q/Q
Revenue	$1,227,392	$1,116,061	+10%
Gross margin as percentage of revenue	45.5%	45.8%	-30 bps
Operating margin as percentage of revenue	20.2%	18.7%	+150 bps
Diluted EPS	$1.26	$1.10	+15%

GAAP Financial Results

Revenue for the period was $1,227 million, gross margin was $530.8 million, or 43.2% of revenue, operating expenses were $338.9 million, operating margin was 15.6% of revenue, and net income was $164.4 million, or $0.96 per diluted share on a GAAP basis. This compares to revenue of $1,116 million, gross margin of $487.8 million, or 43.7% of revenue, operating expenses of $323.3 million, operating margin of 14.7% of revenue, and net income of $149.0 million, or $0.87 per diluted share, for the December 2013 quarter.

Non-GAAP Financial Results

Non-GAAP gross margin was $558.9 million or 45.5% of revenue, non-GAAP operating expenses were $311.0 million, non-GAAP operating margin was 20.2% of revenue, and non-GAAP net income was $216.4 million, or $1.26 per diluted share. This compares to non-GAAP gross margin of $510.8 million or 45.8% of revenue, non-GAAP operating expenses of $302.1 million, non-GAAP operating margin of 18.7% of revenue, and non-GAAP net income of $188.7 million or $1.10 per diluted share for the December 2013 quarter.

“We began 2014 by delivering another solid quarter with record shipments, record revenue, sequential operating margin expansion and very strong free cash flow,” stated Martin Anstice, Lam Research’s president and chief executive officer. “The consistency of our results reinforces the potential to deliver sustained outperformance through solid execution of our growth strategy. We believe that our product portfolio combined with the scale of our new technology offerings create a unique opportunity for Lam through the multi-patterning, 3D device and advanced packaging industry transitions. Together this combination of capability and opportunity underscores our commitment to deliver growth and value for our customers and our shareholders alike.”

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Balance Sheet and Cash Flow Results

Cash and cash equivalents, short-term investments, and restricted cash and investment balances increased to $2.9 billion at the end of the March 2014 quarter compared to $2.7 billion at the end of the December 2013 quarter. This increase was primarily the result of approximately $290 million in cash flows from operating activities during the March 2014 quarter, partially offset by $52 million of stock repurchases.

Deferred revenue and deferred profit balances at the end of the March 2014 quarter increased to $431.5 million and $257.3 million, respectively, as compared to $405.0 million and $224.4 million, respectively, at the end of the December 2013 quarter. Lam’s deferred revenue balance does not include shipments to Japanese customers, to whom title does not transfer until customer acceptance. Shipments to Japanese customers are classified as inventory at cost until the time of acceptance. The anticipated future revenue from shipments to Japanese customers was approximately $56.7 million as of March 30, 2014.

Geographic Distribution

The geographic distribution of shipments and revenue during the March 2014 quarter is shown in the following table:

Region	Shipments	Revenue
United States	11%	10%
Europe	5%	6%
Japan	11%	11%
Korea	28%	28%
Taiwan	22%	19%
China	20%	22%
Southeast Asia	3%	4%

Outlook

For the June 2014 quarter, Lam is providing the following guidance:

	GAAP			Reconciling Items	Non-GAAP
Shipments	$1.15 Billion	+/-	$50 Million	—	$1.15 Billion	+/-	$50 Million
Revenue	$1.24 Billion	+/-	$50 Million	—	$1.24 Billion	+/-	$50 Million
Gross margin	45%	+/-	1%	$12 Million	46%	+/-	1%
Operating margin	17%	+/-	1%	$38 Million	20%	+/-	1%
Earning per share	$0.98	+/-	$0.07	$39 Million	$1.21	+/-	$0.07
Diluted share count	172 Million				172 Million

Reconciling items include:

•	Amortization related to intangible assets acquired in the Novellus transaction, $12 million in gross margin.

•	Amortization related to intangible assets acquired in the Novellus transaction, $38 million in operating margin.

•	Amortization related to intangible assets acquired in the Novellus transaction, $38 million; the amortization of convertible note discounts, $8 million; and the associated tax benefit for non-GAAP items ($7) million, in earnings per share.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release also contains non-GAAP financial results. The Company’s non-GAAP results for both the March 2014 and December 2013 quarters exclude rationalization of certain product configurations, amortization related to intangible assets acquired in the Novellus transaction, the impairment of a long-lived asset, and the amortization of convertible note discounts. Additionally, the March 2014 quarter non-GAAP results exclude expenses associated with the synthetic lease impairment and the December 2013 quarter non-GAAP results exclude costs associated with the fair-value impact of acquisition-related inventory, certain integration-related costs, the gain on sale of an investment, and the tax benefit on successful resolution of certain tax matters.

Management uses non-GAAP gross margin, operating income, operating expenses, operating margin, net income, and net income per diluted share to evaluate the Company’s operating and financial results. The Company believes the presentation of non-GAAP results is useful to investors for analyzing business trends and comparing performance to prior periods, along with enhancing the investors’ ability to view the Company’s results from management’s perspective. Tables presenting reconciliations of non-GAAP results to U.S. GAAP results are included at the end of this press release and on the Company’s web site at http://investor.lamresearch.com.

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Lam Announces Financial Results for the March 2014 Quarter

Caution Regarding Forward-Looking Statements

Statements made in this press release that are not of historical fact are forward-looking statements and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to, but are not limited to, the anticipated revenue from shipments to Japanese customers, our potential to deliver sustained outperformance, the results of our growth strategy, the opportunity created by our product portfolio combined with the scale of new technology offerings, the effect of multi-patterning, 3D device and advanced packaging industry transitions on our business, our ability to deliver growth and value for our customers and our shareholders, and our guidance for shipments, revenue, gross margin, operating margin, and earnings per share. Some factors that may affect these forward-looking statements include: business conditions in the consumer electronics industry, the semiconductor industry and the overall economy; the strength of the financial performance of our existing and prospective customers; the introduction of new and innovative technologies; the occurrence and pace of technology transitions and conversions; the actions of our competitors, consumers, semiconductor companies and key suppliers and subcontractors; and the success of research and development and sales and marketing programs. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed by us with the Securities and Exchange Commission, including specifically our report on Form 10-K for the year ended June 30, 2013 and Forms 10-Q for the three months ended September 29, 2013 and December 29, 2013. These uncertainties and changes could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.

About Lam Research

Lam Research Corp. (NASDAQ:LRCX) is a trusted global supplier of innovative wafer fabrication equipment and services to the semiconductor industry. Lam’s broad portfolio of market-leading etch, deposition, strip, and wafer cleaning solutions help customers achieve success on the wafer by enabling device features that are 1,000 times smaller than a grain of sand, resulting in smaller, faster, and more power-efficient chips. Through collaboration, continuous innovation and delivering on commitments, Lam is transforming atomic-scale engineering and enabling our customers to shape the future of technology. Based in Fremont, Calif., Lam Research is an S&P 500 ® company whose common stock trades on the NASDAQ Global Select Market under the symbol LRCX. For more information, please visit http://www.lamresearch.com .

Consolidated Financial Tables Follow.

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Lam Announces Financial Results for the March 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data and percentages)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 30,	December 29,	March 31,	March 30,	March 31,
	2014	2013	2013	2014	2013
Revenue	$1,227,392	$1,116,061	$844,928	$3,358,512	$2,612,702
Cost of goods sold	696,594	628,272	505,096	1,908,067	1,623,570

Gross margin	530,798	487,789	339,832	1,450,445	989,132
Gross margin as a percent of revenue	43.2%	43.7%	40.2%	43.2%	37.9%
Research and development	185,978	174,477	174,206	531,022	503,468
Selling, general and administrative	152,883	148,838	154,807	457,604	454,091

Total operating expenses	338,861	323,315	329,013	988,626	957,559

Operating income	191,937	164,474	10,819	461,819	31,573
Operating margin as a percent of revenue	15.6%	14.7%	1.3%	13.8%	1.2%
Other expense, net	(9,855)	(3,837)	(15,834)	(27,954)	(39,162)

Income (loss) before income taxes	182,082	160,637	(5,015)	433,865	(7,589)
Income tax expense (benefit)	17,686	11,645	(24,011)	34,971	(35,761)

Net income	$164,396	$148,992	$18,996	$398,894	$28,172

Net income per share:
Basic net income per share	$1.01	$0.92	$0.12	$2.46	$0.16

Diluted net income per share	$0.96	$0.87	$0.11	$2.33	$0.16

Number of shares used in per share calculations:
Basic	162,238	162,305	163,034	161,904	171,016

Diluted	171,636	171,757	168,504	171,051	174,306

Lam Announces Financial Results for the March 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 30,	December 29,	June 30,
	2014	2013	2013
	(unaudited)	(unaudited)	(1)
ASSETS
Cash and cash equivalents	$1,292,301	$1,132,555	$1,162,473
Short-term investments	1,462,171	1,389,735	1,334,745
Accounts receivable, net	818,390	909,720	602,624
Inventories	717,356	661,572	559,317
Other current assets	157,131	155,454	134,670

Total current assets	4,447,349	4,249,036	3,793,829
Property and equipment, net	552,591	546,193	603,910
Restricted cash and investments	143,914	166,395	166,536
Goodwill and intangible assets	2,408,913	2,453,066	2,526,541
Other assets	154,600	141,108	159,499

Total assets	$7,707,367	$7,555,798	$7,250,315

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$1,542,705	$1,522,572	$1,404,475

Long-term debt, convertible notes, and capital leases	$810,688	$803,276	$789,256
Income taxes payable	251,080	248,996	246,479
Other long-term liabilities	111,346	129,710	134,313

Total liabilities	2,715,819	2,704,554	2,574,523

Senior convertible notes	184,256	185,154	186,920
Stockholders’ equity (2)	4,807,292	4,666,090	4,488,872

Total liabilities and stockholders’ equity	$7,707,367	$7,555,798	$7,250,315

(1)	Derived from audited financial statements
(2)	Common shares issued and outstanding were 161,988 shares as of March 30, 2014, 162,169 shares as of December 29, 2013 and 162,873 shares as of June 30, 2013.

Lam Announces Financial Results for the March 2014 Quarter

LAM RESEARCH CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	March 30,	December 29,	March 31,	March 30,	March 31,
	2014	2013	2013	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$164,396	$148,992	$18,996	$398,894	$28,172
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	73,256	73,552	74,861	221,139	228,065
Deferred income taxes	(816)	12,457	(27,934)	11,641	(47,271)
Impairment of long-lived asset	4,000	628	—	11,632	—
Equity-based compensation expense	24,334	23,046	25,648	70,615	74,089
Amortization of convertible note discount	8,313	8,217	7,935	24,652	23,530
Impairment of investment, net of foreign exchange effect	—	—	3,711	—	3,711
Other, net	2,741	(2,428)	6,171	4,428	31,915
Changes in operating assets and liabilities:	13,986	(135,441)	(6,931)	(271,843)	202,734

Net cash provided by operating activities	290,210	129,023	102,457	471,158	544,945

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(41,638)	(38,323)	(34,766)	(103,739)	(117,655)
Cash paid for business acquisition	—	(18,388)	(400)	(18,388)	(9,116)
Net purchases of available-for-sale securities	(82,744)	(88,754)	(12,075)	(128,931)	(51,963)
Repayments of notes receivable	—	10,000	—	10,000	—
Proceeds from sale of assets	—	21,635	—	21,635	660
Transfer of restricted cash and investments	28,572	—	(32)	28,722	147

Net cash used for investing activities	(95,810)	(113,830)	(47,273)	(190,701)	(177,927)

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt and capital lease obligations	(112)	(719)	(756)	(919)	(1,536)
Excess tax benefit on equity-based compensation plans	(296)	—	(903)	(296)	(903)
Treasury stock purchases	(52,415)	(47,910)	(243,297)	(204,610)	(953,386)
Reissuances of treasury stock related to employee stock purchase plan	13,210	(35)	8,494	28,329	18,419
Proceeds from issuance of common stock	5,111	8,449	15,132	26,134	22,666

Net cash used for financing activities	(34,502)	(40,215)	(221,330)	(151,362)	(914,740)

Effect of exchange rate changes on cash	(152)	1,393	(4,934)	733	2,079
Net increase (decrease) in cash and cash equivalents	159,746	(23,629)	(171,080)	129,828	(545,643)
Cash and cash equivalents at beginning of period	1,132,555	1,156,184	1,190,189	1,162,473	1,564,752

Cash and cash equivalents at end of period	$1,292,301	$1,132,555	$1,019,109	$1,292,301	$1,019,109

Lam Announces Financial Results for the March 2014 Quarter

Non-GAAP Financial Summary

(in thousands, except percentages and per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	March 30,	December 29,
	2014	2013
Revenue	$1,227,392	$1,116,061
Gross margin	$558,881	$510,769
Gross margin as percentage of revenue	45.5%	45.8%
Operating expenses	$311,046	$302,103
Operating income	$247,835	$208,666
Operating margin as a percentage of revenue	20.2%	18.7%
Net income	$216,384	$188,745
Net income per diluted share	$1.26	$1.10
Shares used in per share calculation-diluted	171,636	171,757

Reconciliation of U.S. GAAP Net Income to Non-GAAP Net Income

(in thousands, except per share data)

(unaudited)

	Three Months Ended	Three Months Ended
	March 30,	December 29,
	2014	2013
U.S. GAAP net income	$164,396	$148,992
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction-cost of goods sold	21,670	21,491
Costs associated with rationalization of certain product configurations-cost of goods sold	4,855	—
Acquisition-related inventory fair value impact-cost of goods sold	—	1,225
Integration costs-cost of goods sold	—	264
Synthetic lease impairment-cost of good sold	1,558	—
Integration costs-operating expenses	—	2,785
Amortization related to intangible assets acquired in Novellus transaction-operating expenses	16,537	16,953
Costs associated with rationalization of certain product configurations-operating expenses	1,922	846
Impairment of long lived asset-operating expenses	4,000	628
Synthetic lease impairment-operating expenses	5,356	—
Amortization of convertible note discount, Lam notes-other expense, net	7,416	7,329
Amortization of convertible note discount, Novellus assumed notes-other expense, net	999	762
Gain on sale of investment-other expense, net	—	(4,813)
Net tax benefit on non-GAAP items	(12,325)	(6,404)
Net tax benefit on successful resolution of certain tax matters	—	(1,313)

Non-GAAP net income	$216,384	$188,745

Non-GAAP net income per diluted share	$1.26	$1.10

Number of shares used for diluted per share calculation	171,636	171,757

Lam Announces Financial Results for the March 2014 Quarter

Reconciliation of U.S. GAAP Gross Margin, Operating Expenses and Operating Income to Non-GAAP Gross Margin, Operating Expenses and Operating Income

(in thousands, except percentages)

(unaudited)

	Three Months Ended	Three Months Ended
	March 30,	December 29,
	2014	2013
U.S. GAAP gross margin	$530,798	$487,789
Pre-tax non-GAAP items:
Amortization related to intangible assets acquired in Novellus transaction - cost of goods sold	21,670	21,491
Costs associated with rationalization of certain product configurations - cost of goods sold	4,855	—
Acquisition-related inventory fair value impact - cost of goods sold	—	1,225
Integration costs - cost of goods sold	—	264
Synthetic lease impairment - cost of good sold	1,558	—

Non-GAAP gross margin	$558,881	$510,769

U.S. GAAP gross margin as a percentage of revenue	43.2%	43.7%
Non-GAAP gross margin as a percentage of revenue	45.5%	45.8%
U.S. GAAP operating expenses	$338,861	$323,315
Pre-tax non-GAAP items:
Integration costs - operating expenses	—	(2,785)
Amortization related to intangible assets acquired in Novellus transaction - operating expenses	(16,537)	(16,953)
Costs associated with rationalization of certain product configurations - operating expenses	(1,922)	(846)
Impairment of long lived asset - operating expenses	(4,000)	(628)
Synthetic lease impairment - operating expenses	(5,356)	—

Non-GAAP operating expenses	$311,046	$302,103

Non-GAAP operating income	$247,835	$208,666

Non-GAAP operating margin as a percent of revenue	20.2%	18.7%